Exhibit 8.1

DRAFT

[Form of Draft Opinion of Ropes & Gray LLP]

___________, 2021

SC Health Corporation

108 Robinson Road #10-00

Singapore 068900

Republic of Singapore

Ladies and Gentlemen:

We have acted as counsel to SC Health Corporation (“SC Health”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of the Registration Statement on Form S-4 of Rockley Photonics Holdings Limited, a Cayman Islands exempted company (“HoldCo”), initially filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), on April 2, 2021 (the “Registration Statement”), relating to the Business Combination Agreement and Plan of Merger, dated March 19, 2021 (as may be amended from time to time, the “Business Combination Agreement”), by and among SC Health, HoldCo, Rockley Photonics Limited, a company incorporated under the laws of England and Wales with company number 08683015 (the “Company”) and Rockley Mergersub Limited, a Cayman Islands exempted company and a direct wholly owned subsidiary of HoldCo (“Merger Sub”). Any capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

In rendering our opinion set forth below, we have examined and relied upon the accuracy and completeness of the facts, information, representations, covenants and agreements contained in originals or copies, certified or otherwise identified to our satisfaction, of the Business Combination Agreement, the Registration Statement, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition, we have relied upon the accuracy and completeness of certain statements, representations, covenants and agreements made by HoldCo, the Company, SC Health, and Merger Sub, including factual statements and representations set forth in a letter dated the date hereof from an officer of HoldCo (the “Representation Letter”). We have assumed that all such representations, and all statements in such Representation Letter, made “to the best of the knowledge of” or “to the knowledge of” any person or entity, or otherwise qualified, are true, correct and complete as if made without such qualification. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the documents referred to above and the statements, representations, covenants and agreements made by HoldCo, the Company, SC Health, and Merger Sub, including those set forth in the Representation Letter and that there will be no change in facts or circumstances prior to the Merger Effective Time and that the representations set forth in the Representation Letter will be true and accurate as of the Merger Effective Time.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. We also have assumed that the Business Combination will be consummated in accordance with the Business Combination Agreement and as described in the Registration Statement, and that none of the terms or conditions contained therein will have been waived or modified in any respect. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering our opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder (the “Regulations”), pertinent judicial decisions, administrative interpretations, and such other authorities as we have considered relevant, in each case, in effect on the date hereof. It should be noted that the Code, the Regulations, such judicial decisions, such administrative interpretations, and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based, or any variation or difference in any fact from those set forth or assumed herein or in the Registration Statement, the Business Combination Agreement or the Representation Letter, could affect our conclusions herein. Moreover, there can be no assurance that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based solely on the information, and subject to the assumptions, qualifications and limitations stated herein and in the Registration Statement, the statements under the caption “Material U.S. Federal Income Tax Consequences” in the Registration Statement, insofar as they discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute our opinion as to the material United States federal income tax consequences of a Redemption and the Business Combination for U.S. Holders of SC Health Class A ordinary shares and SC Health public warrants.

No opinion is expressed as to any matter not specifically addressed in the immediately preceding paragraph, including without limitation the tax consequences of any of the transactions contemplated by the Business Combination Agreement under any other federal, state, local, or non-U.S. tax law or the tax consequences of any other transaction contemplated or entered into by HoldCo, the Company, SC Health, and Merger Sub. We do not undertake to advise you as to any changes in U.S. federal income tax law after the date hereof that may affect our opinion.

This opinion is furnished to you solely in connection with the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,